EXHIBIT 10.32

                        PERMIT ENDORSEMENT

Permit:   PEP 38716

Action: In terms of section 41 of the Crown Minerals Act 1991, and acting under delegated authority from the Minister of Energy of 7 October 1991, the Secretary of Commerce has approved the assignment of Indo Overseas Explorations Limited's entire interest in the permit to Durum Energy Corporation, Durum Energy (NZ) Limited and Indo-Pacific Energy (NZ) Limited.

Date:     19 August 1997

Details: The participating interests in this permit are as follows:

          Marabella Enterprises Limited                52.80
percent
          Indo-Pacific Energy (NZ) Limited             17.40
percent
          Durum Energy (NZ) Limited                    15.00
percent
          Euro Pacific Energy Pty Limited               8.80
percent
          Durum Energy Corporation Limited              6.00
percent

Certified true and correct



/s/ Clyde Bennett
Clyde Bennett
For Unit Manager - Permitting
21/8/1997